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                                UNDERWRITING AGREEMENT


     THIS UNDERWRITING AGREEMENT ("Agreement") is hereby entered into on this day of April, 1998, between AMERICAN FOUNDATION LIFE INSURANCE COMPANY ("AMERICAN FOUNDATION"), a life insurance company organized and existing under the laws of the State of Alabama, for itself or on behalf of American Foundation Modified Guaranteed Annuity Account, a separate account established by AMERICAN FOUNDATION in accordance with the laws of the State of Alabama, and INVESTMENT DISTRIBUTORS, INC. ("IDI"), a broker-dealer organized and existing under the laws of the State of Tennessee.

                                     WITNESSETH:

     WHEREAS, the Board of Directors of AMERICAN FOUNDATION has registered interests in a modified guaranteed annuity contract, ("Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended;

     WHEREAS, IDI is a broker-dealer registered as such under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. ("NASD");

     WHEREAS, IDI has agreed to act as principal underwriter in connection with offers and sales of the Contracts under the terms and conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, AMERICAN FOUNDATION and IDI agree as follows:

                                          I.
                                      IDI DUTIES

     1. AMERICAN FOUNDATION hereby appoints IDI as its principal underwriter of the Contracts. AMERICAN FOUNDATION reserves the right to appoint additional underwriters.

     2. IDI hereby accepts such appointment as principal underwriter. IDI shall offer the Contracts only on the terms set forth in AMERICAN FOUNDATION's currently effective registration statements.

     3. IDI as principal underwriter for the Contracts will use its best efforts to effect offers and sales of the Contracts through broker-dealers that are members of the National Association of Securities Dealers, Inc. and whose registered representatives are duly licensed as insurance agents of AMERICAN FOUNDATION. IDI is responsible for


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compliance with all applicable requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and all other applicable laws, rules and regulations relating to the sales and distribution of the Contracts, the need for which arises out of its duties as principal underwriter of said Contracts.

     4. IDI agrees that it will not use any prospectus, sales literature, or any other printed matter or material or offer for sale or sell the Contracts if any of the foregoing in any way represent the duties, obligations, or liabilities of AMERICAN FOUNDATION as being greater than, or different from, such duties, obligations and liabilities as are set forth in this Agreement, and in the Contracts, as it or they may be amended from time to time.

     5. IDI agrees that it will only utilize the then currently effective prospectus relating to the Contracts in connection with its selling efforts.

     As to the other types of sales materials, IDI agrees that it will use only sales materials which conform to the requirements of federal and state securities and insurance laws and regulations and which have been filed, where necessary, with the appropriate regulatory authorities.

     6. IDI agrees that it or its duly designated agent shall maintain records as required by the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

     7. IDI's services pursuant to this Agreement shall not be deemed to be exclusive, and it is understood by the parties hereto that IDI may also render similar services and act as underwriter, distributor, or dealer for other companies in the offering of their securities.

     8. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties under the terms of this Agreement, IDI shall not be subject to liability to any contract owner or party in interest under the Contracts for any acts or omissions to act in the course of, or connected with, rendering services hereunder.

     9. IDI shall remain fully responsible for its own conduct and that of its agents, representatives and employees under applicable law.

     10. IDI shall at all times, conform with the requirements of any federal and state laws and regulations and the rules of the NASD, relating to the sales of the Contracts.

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                                         II.
                             AMERICAN FOUNDATION'S DUTIES

     1. AMERICAN FOUNDATION reserves the right at any time to suspend or limit the offering of the Contracts upon thirty days written notice to IDI, except where the notice period may be shortened because of legal action taken by any regulatory agency.


     AMERICAN FOUNDATION agrees to advise IDI immediately:

     (a) Of any request by the Securities and Exchange Commission for amendment of its registration for additional information;

     (b) Of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statements relating to the Contracts or of the initiation of any proceedings for that purpose;

     (c) Of the happening of any material event, if known, which makes untrue any statement in said registration statements or which requires change therein in order to make any statement therein not misleading.

     3. AMERICAN FOUNDATION will furnish to IDI such information with respect to the Contracts in such form and signed by such of its officers and directors as IDI may reasonably request and will warrant that the statements therein contained when so signed will be true and correct. AMERICAN FOUNDATION will also furnish, from time to time, such additional information regarding AMERICAN FOUNDATION'S financial condition as IDI may reasonably request.

                                         III.
                                     COMPENSATION

     For providing the principal underwriting functions on behalf of AMERICAN FOUNDATION, IDI shall be entitled to receive compensation as agreed upon from time to time in writing by AMERICAN FOUNDATION and IDI.

                                         IV.
                              RESIGNATION AND REMOVAL OF
                                PRINCIPAL UNDERWRITER

     ID may resign as Principal Underwriter upon 120 days prior written notice to AMERICAN FOUNDATION. However, such resignation shall not become effective until a successor Principal Underwriter has been designated and has accepted its duties. AMERICAN FOUNDATION may remove IDI as Principal Underwriter at any time by written notice.

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                                          V.
                                    MISCELLANEOUS

     1. This Agreement may not be assigned by either of the parties hereto without the written consent of the other party.

     2. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or mailed first class, postage prepaid, addressed as follows:

     (a)  If to AMERICAN FOUNDATION -
                              American Foundation Life Insurance Company
                              P. O. Box 2606
                              Birmingham, Alabama 35202
                              Attention: Wayne Stuenkel, President


     (b)  If to IDI -
                              Investment Distributors, Inc.
                              2801 Highway 280 South
                              Birmingham, Alabama 35223
                              Attention: Carolyn King, Secretary

or to such other address as IDI or AMERICAN FOUNDATION shall designate by written notice to the other.

     3. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument, and an executed copy of this Agreement and all amendments hereto shall be kept on file by AMERICAN FOUNDATION and shall be open to inspection at any time during the business hours of AMERICAN FOUNDATION.

     4. This Agreement shall inure to the benefit of and be binding upon the successor of the parties hereto.

     5. This Agreement shall be construed and governed by and according to the laws of the State of Alabama.

     6. This Agreement may be amended from time to time by the mutual agreement and consent of the parties hereto.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed this ____________ day of April, 1998.

                    AMERICAN FOUNDATION LIFE INSURANCE COMPANY

                    By:---------------------------------------------------------
                           Wayne Stuenkel

                    Title: President
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                    INVESTMENT DISTRIBUTORS, INC.

                    By:---------------------------------------------------------
                           Carolyn King

                    Title: Secretary
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